Exhibit 99.5

Citigroup Inc.
CHF 350,000,000 Floating Rate Senior Notes 2006-2009
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF")
3.	Aggregate Nominal Amount:	CHF 350,000,000
4.	Issue Price:	100.05%
5.	Specified Denominations:	CHF 5,000 per Note.
6.	Issue Date:	November 29, 2006
7.	Maturity Date:	November 27, 2009
8.	Interest Basis:	Quarterly in arrears at a floating rate from and including the Issue Date to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST
11.	Floating Rate Note Provisions:	Applicable
	(i) Rate of Interest:	3-month CHF LIBOR
	(ii) Interest Payment Dates:	27th day of each February, May, August and November, commencing February 27, 2007 (short first accrual period)
	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Additional Business Center:	Zurich
	(v) Manner in which Rates of Interest are to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	--Reference Rate:	3-month CHF LIBOR
	--Interest Determination Dates:	Second London business day preceding the first day of the relevant Interest Period
	--Relevant Screen Page:	Telerate 3740
	--Relevant Time:	11:00 a.m. London time
	--Relevant Financial Center:	London
	(vii) Margin:	Zero
	(viii) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or upon an event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	Additional Financial Center relating to Payment Dates:	Zurich
DISTRIBUTION
16.	TEFRA:	The D Rules are applicable
17.	Listing:	SWX Swiss Exchange

OPERATIONAL INFORMATION

ISIN Code:	CH0027670352
Common Code:	027378269
Swiss Security Number:	2.767.035
Any clearing system other than Euroclear and Clearstream:	SIS SegaInterSettle AG